Exhibit 10.22

INTARCIA THERAPEUTICS, INC.

OUTSIDE DIRECTOR COMPENSATION ARRANGEMENT

FOR SERVICES AS A NON-EMPLOYEE DIRECTOR

CASH COMPENSATION

Each non-employee Director shall receive for his or her services as a Director of Intarcia Therapeutics, Inc. (the “Company”), annual cash compensation of $15,000 per year, payable quarterly, and $750 for each meeting attended in person and $375 for each meeting attended by telephone, payable following such meeting.

Each non-employee Director serving on the Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committees of the Board of Directors of the Company shall receive for his or her services on each such committee annual compensation of $7,500 per year, payable quarterly.

The Chairperson of the Audit Committee of the Board of Directors of the Company shall receive for his or her services as the Chairperson of the Audit Committee, annual cash compensation of $15,000 per year, payable quarterly.

The Chairperson of the Compensation Committee of the Board of Directors of the Company shall receive for his or her services as the Chairperson of the Compensation Committee, annual cash compensation of $3,000 per year, payable quarterly.

The Chairperson of the Nominating and Corporate Governance Committee of the Board of Directors of the Company shall receive for his or her services as the Chairperson of the Nominating and Corporate Governance Committee, annual cash compensation of $3,000 per year, payable quarterly.

EQUITY COMPENSATION

Each non-employee Director will be eligible to participate in the Company’s equity incentive plans.  Following the completion of the Company’s initial public offering:

•                  any non-employee Director who first becomes a Director following the initial public offering will receive an initial option to purchase 15,000 shares of common stock;

•                  each non-employee Director will receive an annual option to purchase 15,000 shares of common stock on the day following each annual meeting of the Company’s stockholders, commencing with the Company’s annual meeting of stockholders in 2006; and

•                  each non-employee Director serving on the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive an annual option to purchase 6,000 shares of common stock for each committee on which he or she serves on the day following each annual meeting of the Company’s stockholders, commencing with the Company’s annual meeting of stockholders in 2006.